FOR:	PW Eagle, Inc. 1550 Valley River Drive Eugene, OR 97440
(Nasdaq-NMS: "PWEI")

CONTACT:	Scott Long Chief Financial Officer, PW Eagle, Inc. 541-343-0200

PW EAGLE ANNOUNCES COMPLETION OF MERGER WITH MAJORITY-OWNED SUBSIDIARY

EUGENE, OR. October 17, 2005 -- PW Eagle, Inc. ("PW Eagle") announced today that it has completed the previously announced merger with its majority-owned subsidiary, USPoly Company ("USPoly"). USPoly was merged with and into a wholly-owned subsidiary of PW Eagle and will be known as USPoly Company, LLC. The former USPoly shareholders other than PW Eagle will receive an aggregate of 351,904 shares of PW Eagle common stock and $3,168,566.25 in cash as a result of the merger.

PW Eagle, Inc. is a leading extruder of PVC pipe products and its wholly owned subsidiary, USPoly Company, LLC, is a leading manufacturer of PE pipe and fittings. Together they operate fourteen manufacturing facilities across the United States. PW Eagle's common stock is traded on the Nasdaq Market under the symbol "PWEI".

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